News Release

The Coca-Cola Company Announces Expiration and Results of Debt Tender Offers

ATLANTA, May 6, 2021 – The Coca-Cola Company (the “Company,” “we,” “us” and “our”) (NYSE: KO) today announced the expiration and results of its previously announced offers to purchase for cash any and all of the Company’s outstanding (i) U.S. dollar-denominated notes listed in Table I below (the “Dollar Notes”) and (ii) Euro-denominated notes listed in Table II below (the “Euro Notes”). The Dollar Notes and the Euro Notes are referred to collectively herein as the “Notes” and such offers to purchase as the “Offers” and each an “Offer.”

Each Offer was made upon the terms and subject to the conditions set forth in the offer to purchase, dated April 28, 2021 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The Offers expired at 5:00 p.m. (New York City time) on May 5, 2021 (the “Expiration Date”). The expected Initial Settlement Date is (i) May 6, 2021, which is the first business day after the Expiration Date, with respect to each Dollar Notes Offer unless extended with respect to such Offer or (ii) May 7, 2021, which is the second business day after the Expiration Date, with respect to each Euro Notes Offer unless extended with respect to such Offer. The Guaranteed Delivery Settlement Date will be the first business day after the Guaranteed Delivery Date and is expected to be May 10, 2021.

Offers for Dollar Notes

According to information provided by D.F. King, the information agent and tender agent (the “Information Agent and Tender Agent”) in connection with the Offers for the Dollar Notes, $1,728,551,000 combined aggregate principal amount of the Dollar Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. In addition, $23,449,000 were tendered pursuant to the Guaranteed Delivery Procedures and remain subject to the Holders’ performance of the delivery requirements under such procedures. The table below provides the aggregate principal amount of each series of Dollar Notes validly tendered and not validly withdrawn prior to the Expiration Date.

TABLE I: DOLLAR NOTES SUBJECT TO THE OFFERS

Title of Notes	CUSIP Number/ISIN	Total Consideration(1)	Principal Amount Tendered(2)
2.950% Notes due 2025	CUSIP: 191216CN8 ISIN: US191216CN81	$1,085.22	$576,917,000

2.875% Notes due 2025	CUSIP: 191216BS8 ISIN: US191216BS87	$1,083.96	$388,350,000

2.550% Notes due 2026	CUSIP: 191216BW9 ISIN: US191216BW99	$1,080.09	$219,226,000

2.250% Notes due 2026	CUSIP: 191216BZ2 ISIN: US191216BZ21	$1,069.75	$544,058,000

(1)	Payable in cash per each $1,000 principal amount of Dollar Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures and not validly withdrawn and accepted for purchase.
(2)	The principal amounts tendered as reflected in the table above exclude the following aggregate principal amount of Dollar Notes that may be validly tendered pursuant to Guaranteed Delivery Procedures and accepted for purchase pursuant to the Offers: (i) $712,000 aggregate principal amount of the 2.950% Notes due 2025; (ii) $11,362,000 aggregate principal amount of the 2.875% Notes due 2025; (iii) $512,000 aggregate principal amount of the 2.550% Notes due 2026; and (iv) $10,863,000 aggregate principal amount of the 2.250% Notes due 2026.

Offers for Euro Notes

According to information provided by D.F. King, the Information Agent and Tender Agent in connection with the Offer for the Euro Notes, €930,087,000 combined aggregate principal amount of the Euro Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. The table below provides the aggregate principal amount of the series of Euro Notes validly tendered and not validly withdrawn prior to the Expiration Date.

TABLE II: EURO NOTES SUBJECT TO THE OFFERS

Title of Notes	ISIN/Common Code	Total Consideration(1)	Principal Amount Tendered
0.750% Notes due 2026	ISIN: XS1955024713 Common Code: 195502471	€1,054.16	€587,075,000

1.875% Notes due 2026	ISIN: XS1112678989 Common Code: 111267898	€1,115.15	€343,012,000

(1)	Payable in cash per €1,000 principal amount of Euro Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures and not validly withdrawn and accepted for purchase.

We expect to accept, on the applicable Initial Settlement Date or Guaranteed Delivery Settlement Date, all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date, including Notes delivered in accordance with the Guaranteed Delivery Procedures. Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tendered Notes at or prior to the Expiration Date (and did not validly withdraw such Notes at or prior to the Withdrawal Date) or (ii) delivered a properly completed and duly executed Notice of Guaranteed Delivery (or complied with ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the Expiration Date and validly tendered their Notes at or prior to the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and, in each case, whose Notes are accepted for purchase by us, will receive the applicable Total Consideration specified above for each $1,000 or €1,000 principal amount of Notes, as applicable, which will be payable in cash.

In addition to the applicable Total Consideration, (i) Holders whose Dollar Notes of a given series are accepted for purchase by us will be paid the applicable accrued and unpaid interest on such Dollar Notes from the last interest payment date (March 25, 2021 with respect to the 2.950% Dollar Notes, April 27, 2021 with respect to the 2.875% Dollar Notes, December 1, 2020 with respect to the 2.550% Dollar Notes and March 1, 2021 with respect to the 2.250% Dollar Notes) up to, but not including, the Initial Settlement Date for the Dollar Notes Offer, which is expected to be May 6, 2021 and (ii) Holders whose Euro Notes are accepted for purchase by us will be paid the accrued and unpaid interest on such Euro Notes from the last interest payment date (September 22, 2020 with respect to both the 0.750% Euro Notes and the 1.875% Euro Notes) up to, but not including, the Initial Settlement Date for the Euro Notes Offer, which is expected to be May 7, 2021. Interest will cease to accrue on the applicable Initial Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

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We have retained BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citi”), J.P. Morgan Securities LLC (“J.P. Morgan”), and J.P. Morgan Securities plc (“JPM London”) to act as the Dealer Managers in connection with the Offers (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to BofA Securities at +1 (980) 387-3907 or +44 20 7996 5420 or debt_advisory@bofa.com, Citi at (800) 558-3745 or +44 20 7986 8969, J.P. Morgan at +1 (866) 834-4666 (toll free) or +1 (212) 834-4054 (collect), or JPM London at +44 20 7134 2468 or liability_management_EMEA@jpmorgan.com.

D.F. King was appointed Information Agent and Tender Agent in connection with the Offers. Questions or requests for assistance in connection with the Offers or for additional copies of the Tender Offer Documents, may be directed to the Information Agent and Tender Agent at +1 (866) 796-7179 (toll free), +1 (212) 269-5550 (collect) or +44 20 7920-9700 (collect), or via e-mail at ko@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. All documentation relating to the Offer to Purchase, together with any updates, are available via the Offer Website: https://sites.dfkingltd.com/coca-cola.

We reserve the right, in our sole discretion, not to extend, re-open, withdraw or terminate any Offer and to amend or waive any of the terms and conditions of any Offer in any manner, subject to applicable laws and regulations.

Holders are advised to read carefully the Offer to Purchase for full details of and information on the procedures for participating in the Offer, as applicable.

Unless stated otherwise, announcements in connection with the Offers will be made available on our website at www.coca-colacompany.com. Such announcements may also be made by (i) the issue of a press release and (ii) the delivery of notices to the Clearing Systems for communication to Direct Participants.

Copies of all such announcements, press releases and notices can also be obtained from the Information Agent and Tender Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Holders are urged to contact the Information Agent and Tender Agent for the relevant announcements relating to the Offers.

General

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes or any other securities of the Company or any of its subsidiaries. The Offers were made solely pursuant to the Offer to Purchase. The Offers were not made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The distribution of this announcement and the Offer to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offer to Purchase comes are required by us, the Dealer Managers, the Information Agent and Tender Agent to inform themselves about, and to observe, any such restrictions.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being directed at persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, in the United Kingdom, this communication is only addressed to and directed at persons who (i) have professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); (ii) are high net worth entities or other persons falling within Article 49(2)(a)-(d) of the Financial Promotion Order; or (iii) are persons to whom an inducement to engage in investment activity within the meaning of Section 21 of the FSMA may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). In the United Kingdom, the Offer to Purchase and any other documents or materials relating to the Offers is directed only at relevant persons and any investment or investment activity to which the Offer to Purchase and this communication relates will be available only to, and engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on the Offer to Purchase or this communication or any of their contents.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, as applicable, constitutes a solicitation for acceptance of the Offers. The Offers are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this announcement in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of the Company in such jurisdiction.

Each of the Company, the Dealer Managers, the Information Agent and Tender Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes pursuant to the Offers, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

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Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements relating to the timing, size or other terms of the Offers, the proposed registered offerings of new senior notes or the redemptions of the Dollar Notes, or our ability to complete the Offers, are forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the negative impacts of the COVID-19 pandemic on our business; a failure to realize the economic benefits we anticipate from our productivity initiatives, including our recently announced reorganization and related strategic realignment initiatives, or an inability to successfully manage their possible negative consequences; an inability to attract or retain a highly skilled and diverse workforce; increased competition; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our operations in emerging and developing markets; increased cost, disruption of supply or shortage of energy or fuel; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; an inability to successfully manage new product launches; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners’ financial condition; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the IRS; the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; an inability to successfully integrate and manage our consolidated bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; unfavorable general economic and political conditions in the United States and international markets; unfavorable outcome of litigation or legal proceedings; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; future impairment charges; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; failure to digitize the Coca-Cola system; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; increasing concerns about the environmental impact of plastic bottles and other plastic packaging materials; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended April 2, 2021, which are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our hydration, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, Powerade, Costa, Georgia, Gold Peak, Honest and Ayataka. Our nutrition, juice, dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide.

Contacts

Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

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